EXHIBIT 10v.

                                    AGREEMENT


         This Agreement is made as of March 13, 2002, by and between Winnebago Industries, Inc., an Iowa corporation (the "Company") and Bruce D. Hertzke ("Hertzke").

         RECITALS:

         WHEREAS, Hertzke is Chairman of the Board, Chief Executive Officer and President of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company;

         WHEREAS, it is in the best interests of the Company, considering the past and future services of Hertzke, to improve the security and climate for objective decision making by providing for the personal security of Hertzke;

         WHEREAS, Hertzke, who has been an employee of the Company since October 4, 1971, has been a participant in the Winnebago Industries, Inc. Deferred Compensation Plan (the "Plan") since 1983, has made several contributions to the Plan subsequent to 1992 and he is not vested in such 1993 and subsequent deferrals because of a Plan change adopted in 1992 which provided that for 1993 and subsequent deferrals vesting occurred upon five years of service after each deferral and attaining age 55 (Mr. Hertzke's date of birth is July 6, 1951);

         WHEREAS, Hertzke has been the most adversely impacted of any participant in the Plan by amendments made to the Deferred Compensation Plan in 1994;

         WHEREAS, at a meeting held on January 16, 2002 the Board of Directors of the Company took action to immediately vest Hertzke in any post-1992 deferrals to the Plan and authorized Raymond M. Beebe, Vice President-General Counsel and Secretary, on behalf of the Company to execute an agreement with Mr. Hertzke to such effect:

                  AGREEMENT:

                  It is therefore agreed by and between the Company and Hertzke that the rule change adopted in 1992 which provided that for 1993 and subsequent deferrals to the Plan vesting occurs upon five years of service after each deferral and attaining age 55 is hereby waived as to Hertzke and that any contributions which Hertzke made to the Plan in 1993 and subsequent years are by the terms of this Agreement immediately vested as of March 13, 2002.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date set out above.


WINNEBAGO INDUSTRIES, INC.


By:
    ------------------------------------------    ------------------------------
    Raymond M. Beebe                              Bruce D. Hertzke
    Vice President-General Counsel & Secretary